EXHIBIT 99.1

Contact: Dianne M. Lyons, Vice President/CFO, 319-399-5700

UNITED FIRE ANNOUNCES PRELIMINARY ESTIMATE FOR ASSUMED REINSURANCE LOSSES

CEDAR RAPIDS, IOWA - April 14, 2011 - United Fire & Casualty Company (NASDAQ: UFCS) today announced that it will record $10 million in pre-tax losses related to certain first quarter catastrophe losses incurred in the company's assumed reinsurance portfolio. The company plans to report final first-quarter results on May 2, 2011. In the first quarter of 2011, United Fire expects assumed premiums of approximately $1.5 million. The estimated losses for these catastrophe events would be expected to contribute approximately 9.8 percentage points to the first-quarter property casualty combined ratio. The impact on after-tax earnings would be approximately $6.5 million, or .25 cents per share.

Randy A. Ramlo, president and CEO, said: “Most of the business United Fire assumes from other insurance or reinsurance companies is property insurance, with an emphasis on catastrophe coverage. The $10 million relates to the February 2011 earthquake in New Zealand and the March 2011 earthquake and tsunami in Japan.

“With assumed reinsurance contracts, United Fire accepts a percentage of the risk in return for an equal percentage of the premium, which allows our company to diversify across a broader base of business. While assumed business has not been a significant component of our property and casualty operations over the years, it traditionally has been a positive contributor to our bottom line.”

Ramlo added: “Despite the magnitude of these events relative to our first quarter results, these losses would contribute, on an annualized basis, less than 1.7 percentage points to our total combined ratio.”

Assumed reinsurance premiums contributed an average of $13.9 million, or 3.1% of the total, to United Fire's net written premiums from 2005 to 2010. Over that six-year period, the assumed reinsurance loss ratio averaged 48.7%.

About United Fire & Casualty Company

Founded in 1946, United Fire & Casualty Company and its subsidiaries offer property and casualty insurance, life insurance and annuities. On March 28, 2011 United Fire completed its acquisition of Mercer Insurance Group, Inc. The combined entity is licensed as a property and casualty insurer in 43 states, plus the District of Columbia, and represented by more than 1,000 independent agencies. United Fire is rated A (Excellent) by A.M. Best Company. For the third consecutive year, United Fire was named a "Top 10 Ease of Doing Business Performer" for 2010 in Deep Customer Connections, Inc.'s eighth annual Ease of Doing Business survey of independent agents and brokers. United Fire has also been named one of the Most Trustworthy Publicly Traded Companies in America, a list compiled through a partnership of Forbes and Audit Integrity. Less than 5 percent of the entire U.S. stock market qualifies for inclusion on the list.

Our subsidiary, United Life Insurance Company, is licensed in 28 states, represented by more than 900 independent life agencies, and has been named to the Ward's 50® Life-Health Insurance Companies for five consecutive years (2006-2010).

Disclosure of Forward-looking Statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about our company, the industry in which we operate, and beliefs and assumptions made by management. Words such as "expect(s)," "anticipate(s)," "intend(s)," "plan(s)," "believe(s)," "continue(s)," "seek(s)," "estimate(s)," "goal(s)," "target(s)," "forecast(s)," "project(s)," "predict(s)," "should," "could," "may," "will continue," "might," "hope," "can" and other words and terms of similar meaning or expression in connection with a discussion of future operating, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Part I Item 1A "Risk Factors" of our annual report on Form 10-K for the year ended December, 31, 2010, filed with the SEC on March 1, 2011. The risks identified on Form 10-K are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made.

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